SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934       (Amendment No.     )

Filed by the Registrant [X]
Filed by a party other than the Registrant [  ]
Check the appropriate box:
[  ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            HUGHES SUPPLY, INC.
             (Name of Registrant as Specified In Its Charter)

           Maguire, Voorhis & Wells, P.A., counsel to Registrant
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[  ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[  ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.
      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

      4) Proposed maximum aggregate value of transaction:


1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing
      for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
      ________________________________________________
      2) Form, Schedule or Registration Statement No.:
      ________________________________________________
      3) Filing Party:
      ________________________________________________
      4) Date Filed:
      ________________________________________________





HUGHES SUPPLY, INC.
20 North Orange Avenue
Suite 200
Orlando, Florida 32801


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 24, 1994

To the Shareholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of
Shareholders of Hughes Supply, Inc., a Florida corporation, will be held at Sun Bank Center, Park
Building, Sun Room, Third Floor, 200 South Orange
Avenue, Orlando, Florida, on Tuesday, May 24, 1994, at
10:00 a.m., local time, for the following purposes:

    1.  To elect 5 of the 10 directors of the Company;

    2.  To amend the Directors' Stock Option Plan;

    3. To approve the stock award provisions of the Senior Executives' Long-Term Incentive Bonus Plan for Fiscal Year 1996;

    4. To amend the Articles of Incorporation to increase the number of authorized shares of common stock; and,

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 25, 1994, as the record date for the determination of the holders of shares of the Company's common stock entitled to notice of and to vote at the Annual Meeting of Shareholders.

    Whether or not you expect to attend the meeting, you are urged to complete, sign, date and return the enclosed proxy in the enclosed envelope.

By Order of the Board of Directors,



Robert N. Blackford, Secretary

Orlando, Florida
April 18, 1994

PLEASE FILL IN, DATE, SIGN AND PROMPTLY RETURN THE
ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES
NO POSTAGE IF MAILED IN THE UNITED STATES.

HUGHES SUPPLY, INC.
20 North Orange Avenue
Suite 200
Orlando, Florida 32801

________________

PROXY STATEMENT

Annual Meeting of Shareholders
To Be Held May 24, 1994
________________


    This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on May 24, 1994, or any adjournment thereof. The Company's Annual Report to shareholders for the fiscal year ended January 28, 1994, accompanies this Proxy Statement. This Proxy
Statement and the accompanying Notice of Annual Meeting of Shareholders, form of proxy and the Annual Report have been sent or given to shareholders of the Company beginning approximately April 18, 1994.

    The enclosed proxy is solicited on behalf of the Board of Directors of the Company. It may be revoked by the shareholder at any time before it is exercised by attending and voting in person at the meeting or by giving written notice of revocation to the Company provided that such notice is actually received by the Company prior to the date of the meeting. Any shareholder of record on the record date attending the meeting may vote in person whether or not such shareholder has previously filed a proxy. All shares represented by properly executed proxies received in time for the meeting will be voted as directed by the shareholders.

    Solicitation of proxies will be made by mail. The total expenses of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material regarding the Annual
Meeting to beneficial owners. Following the original solicitation by mail, further solicitation in person or by telephone or telegraph, may be made by certain directors, officers or regular employees of the Company who will not receive additional compensation for soliciting proxies.

    On March 25, 1994, the record date for shareholders entitled to vote at the Annual Meeting, there were 5,114,361 shares of the Company's common stock outstanding. Each such share is entitled to one vote.

ELECTION OF DIRECTORS

    Five of the Company's ten directors have been nominated for election at the 1994 Annual Meeting. In accordance with the Company's Articles of Incorporation and Bylaws, the Board of Directors is divided into three approximately equal classes of directors serving staggered three-year terms so that approximately one-third of the Board is elected at each annual meeting. The Articles and Bylaws also provide that any director who is appointed to the Board since the last annual meeting of shareholders into a Class of directors whose term of office continues beyond the next annual meeting of shareholders shall be subject to election by the shareholders into that Class at the next annual meeting of shareholders.

    The present term of office of each of the directors in Class I expires at the 1994 Annual Meeting. Since the last annual meeting of shareholders two directors have been appointed to the Board, one into Class I and the other into Class II. The Board of Directors has nominated the four directors presently serving in Class
I for election in that Class and the director appointed into Class II for election in that Class. The present term of office of each of the other five directors continues after the 1994 Annual Meeting.

    The affirmative vote of a plurality of the votes cast by the shares entitled to vote at the 1994 Annual
Meeting is required for the election of the directors.
The following persons, each of whom is presently serving as a director in the class in which he is nominated, have been selected by the Board of Directors to be nominated for election as directors.
Nominees for Election as Directors

Class I (term of office expiring May, 1997)

Robert N. Blackford
A. Stewart Hall, Jr.
Russell V. Hughes
Donald C. Martin



Class II (term of office expiring May, 1995)

John D. Baker II

    A listing of the positions held in the Company, principal occupations, the year and month service as a director began, and the shares of stock in the Company beneficially owned by each nominee is set forth under "Directors and Nominees for Election as Directors of the Company" following this section.

    It is the intention of the persons named in the accompanying form of proxy to nominate, and unless otherwise directed, to vote such proxies for the election of the nominees named above as directors in Classes I and II. In the event that any of the persons named above should become unable to accept nomination for election, proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that any substitute nominee will be required.


Directors and Nominees for Election as Directors of the Company

    The following table lists by class each person named as a nominee for election as director and each director whose present term continues after the 1994
Annual Meeting. The table also includes the age, principal occupation and business experience for the past five years, positions and offices held with the Company, month and year service as a director began, and the number and percentage of shares of common stock of the Company beneficially owned as of March 25, 1994 for each such person. Unless otherwise indicated by footnote, directors have sole voting and investment power with respect to shares shown in the table as beneficially owned.


    Name, Age,            Principal Occupation                       Shares of Stock
   Positions and              and Business                            Beneficially        Percent
 Offices Held with         Experience for Past        Served as        Owned as of           of
    the Company               Five Years            Director Since    March 25, 1994       Class


Directors Class I
Term of Office Expires: May, 1994*
*Robert N. Blackford,      Attorney, Maguire,       December, 1970      18,937(7)          ---(8)
57, Secretary,             Voorhis & Wells, P.A.
Director(1)(2)(3)(4)(5)(6)

*A. Stewart Hall, Jr.      President of the         March, 1994         59,296(9)(10)      1.2(8)
51, President,             Company (March,
Director                   1994-Date);
                           Executive Vice
                           President of the
                           Company (January
                           1988-March, 1994)

*Russell V. Hughes,        Vice President of the    May,1964            313,905(9)(10)(12) 6.1(8)
68, Vice President,        Company
Director(1)(11)

*Donald C. Martin,         Consultant to the        August, 1993        271,897            5.3(8)
57, Consultant,            Company (July,
Director(4)(6)(13)         1993-Date);
                           President, Electrical
                           Distributors, Inc.
                           (1963-June, 1993)

Directors Class II
Term of Office Expires: May, 1995
**John D. Baker II,        President, Florida       March, 1994         None               -----
45, Director(14)           Rock Industries, Inc.
                           (May, 1989-Date);
                           Executive Vice
                           President, Florida
                           Rock Industries, Inc.
                           (September, 1982-
                           May, 1989)

Clifford M. Hames,         Retired (January,        February, 1972      18,044(7)          ---(8)
68, Director (1)(3)(4)(6)  1989-Date)

Herman B. McManaway,       Retired (January,        October,1985        27,000(7)          ---(8)
68, Director (2)(3)(6)(15)    1988-Date)

Directors Class III
Term of Office Expires: May, 1996

John B. Ellis, 69,
Director(2)(4)(6)(16)      Retired (January,        November, 1986      22,000(7)          ---(8)
                           1986-Date)

David H. Hughes, 50,       Chairman of the          August, 1968        332,986(9)         6.5(8)
Chairman of the            Board and Chief          (10)(12)(18)
Board, Chief               Executive Officer
Executive Officer and      (November, 1986-
Director (1)(11)(17)       Date); President of
                           the Company (April,
                           1972-March, 1994)

Vincent S. Hughes,         Vice President of the    April, 1966         333,015(9)         6.5(8)
53, Vice President,        Company                  (10)(12)(18)
Director (1)(11)

_______________________________

* Present term of office of Class I directors expires at the 1994 Annual Meeting. The directors in Class I have been designated as nominees for an additional term of office to expire at the 1997 Annual Meeting.

** Nominee for election as a director in Class II at the 1994 Annual Meeting; as a director appointed into Class II, director is subject to election into Class II on May 24, 1994.

(1) Member of Executive Committee.

(2) Member of Directors' Stock Option Plan Committee.

(3) Member of Audit Committee.

(4) Member of 1988 Stock Option Plan Committee.

(5) Mr. Blackford is a member of a law firm which the Company has retained during the last fiscal year and currently retains. See "Certain Transactions with Management."

(6) Member of Compensation Committee.

(7) Includes the number of shares subject to options granted under the Directors' Stock Option Plan for nonemployee directors as follows: Robert N. Blackford, 15,000; Clifford M. Hames, 15,000; Herman B. McManaway,
15,000; John B. Ellis, 15,000.

(8) Calculated on the basis of 5,114,361 shares of the Company's common stock outstanding and with respect to each director who holds options, the shares subject to options granted to such director have been deemed outstanding for the purpose of computing his percentage. Figures are shown only for those directors whose beneficial ownership of shares exceeds 1% of the common stock outstanding or deemed to be outstanding for this calculation.

(9) The number of shares shown following the name of each person identified below in this footnote may be deemed to be beneficially owned by such person and is included in the number of shares shown to be beneficially owned by such person in the above table.
The following listing sets forth the number of shares subject to options respectively held by each of the following persons under the Company's 1988 Stock Option
Plan including the number of shares shown in (parenthesis) which are subject to options not exercisable in 1994 and to which such persons disclaim beneficial ownership: A. Stewart Hall, Jr., 43,570
(7,500); Russell V. Hughes, 22,625 (4,000); David H.
Hughes, 44,970 (7,500); Vincent S. Hughes, 26,175
(4,000). The aggregate number of shares credited to the accounts of each such person under the Company's
Employee Stock Ownership Plan ("ESOP") is as follows:
A. Stewart Hall, Jr., 2,423; Russell V. Hughes, 1,234;
David H. Hughes, 4,122; Vincent S. Hughes, 2,713. The indicated persons are considered to have sole voting power and shared investment power with respect to the shares credited to their accounts under the ESOP. Such persons are also beneficiaries under the Company's Cash or Deferred Profit Sharing Plan ("Profit Sharing Plan") which holds 164,099 shares as unallocated assets of the Plan. Such persons disclaim beneficial ownership of any of the shares held by the Plan and none of such shares are included in the table above as owned by such persons.

(10) The number of shares shown in the above table to be beneficially owned includes shares held subject to shared voting power or shared investment power as follows: (i) shared voting power: Russell V. Hughes, 273,516; David H. Hughes, 129,070; Vincent S. Hughes,
147,033; (ii) shared investment power: A. Stewart Hall,
Jr., 2,423; Russell V. Hughes, 63,142; David H. Hughes,
133,192; Vincent S. Hughes, 149,746.

(11) Each of the indicated directors is an executive officer and director of, and owns a one-third equity interest in, Hughes, Inc., a corporation to which the Company makes payments for the lease of certain properties. See "Certain Transactions with Management."

(12) Includes 40,645 shares held by Hughes, Inc., the corporation described in footnote (11) above.
Russell V. Hughes, David H. Hughes and Vincent S.
Hughes are considered to share voting and investment power with respect to such shares and all such shares are reported in the table above as beneficially owned by each such person. See also footnotes (2), (3), and
(4) to the table under "Ownership of Securities by Certain Beneficial Owners" with respect to the share ownership of David H. Hughes, Vincent S. Hughes, and
Russell V. Hughes.

(13) Mr. Martin provides consulting services to the Company under a Consulting Agreement and leases property to a subsidiary of the Company under a Lease
Agreement. See "Certain Transactions with Management."

(14)    Mr. Baker is also a director of Florida Rock
Industries, Inc., and FRP Properties, Inc.

(15)    Mr. McManaway is also a director of Versa
Technologies, Inc.

(16)    Mr. Ellis is also a director of
Interstate/Johnson Lane, Inc., Flowers Industries,
Inc., Oxford Industries, Inc., Scotty's, Inc., Genuine
Parts Company, and Intermet Corporation.

(17) Mr. David H. Hughes is also a director of SunTrust Banks, Inc.

(18) Includes the following shares held by trusts with respect to which David H. Hughes and Vincent S.
Hughes are co-trustees together with Sun Bank, N.A.:
29,377 shares held by the Pauline B. Hughes Charitable
Lead Trust; 28,565 shares held by the Vincent S. Hughes
Generation Skipping Trust; and 28,565 shares held by the David H. Hughes Generation Skipping Trust. All of the shares held by these trusts are included in the table above as beneficially owned by each David H.
Hughes and Vincent S. Hughes.

Ownership of Securities by Certain Beneficial Owners

    As of March 25, 1994, there were 5,114,361 shares of the Company's common stock outstanding. The following table sets forth information with respect to each person believed by management to have been the beneficial owner of more than 5% of the outstanding common stock of the Company as of March 25, 1994, based upon the statements filed by such persons and referred to in the footnotes to the table. Unless otherwise indicated by footnote, such persons have sole voting and investment power with respect to shares shown in the table as beneficially owned.

   Name and Address of        Amount and Nature of     Percent of
    Beneficial Owner          Beneficial Ownership      Class(1)

David H. Hughes
20 North Orange Avenue
Suite 200
Orlando, Florida              332,986 Shares(2)        6.5

Vincent S. Hughes
20 North Orange Avenue
Suite 200
Orlando, Florida              333,015 Shares(3)        6.5

Russell V. Hughes
20 North Orange Avenue
Suite 200
Orlando, Florida              313,905 Shares(4)        6.1

Donald C. Martin
5180 Peachtree Road
Atlanta, Georgia              271,897 Shares(5)        5.3

SunTrust Banks, Inc.
25 Park Place, N.E.
Atlanta, Georgia              520,430 Shares(6)        10.2

The Employers'
Retirement Plan of
Consolidated Electrical
Distributors, Inc.            577,467 Shares(7)        11.3

FMR Corp.
82 Devonshire Street
Boston, Massachusetts         336,800 Shares(8)        6.6

___________________

(1) Based upon total outstanding shares of 5,114,361 at March 25, 1994, and with respect to each of the beneficial owners shown in the table, the shares subject to options to acquire or rights to acquire upon conversion of other outstanding securities of the Company held by each such beneficial owner have been deemed outstanding for the purpose of computing such beneficial owner's percentage.

(2) Amendment No. 5 to Schedule 13D dated April 1,
1994, filed with the Securities and Exchange Commission by David H. Hughes reported aggregate ownership of 332,986 shares. Of such shares, 203,916 shares were reported as owned with sole voting power, 129,070 shares were reported as owned with shared voting power, 199,794 shares were reported as owned with sole dispositive power, and 133,192 shares were reported as owned with shared dispositive power. As to the shares subject to sole voting power, 131,038 shares were held as Trustee of the David H. Hughes Trust, 1,040 shares were held as custodian for Patrick C. Hughes, 22,246 shares were held as trustee of the Kristin E. Hughes
Trust, 500 shares were held as custodian for Shelby L.
Hughes, 4,122 shares were held by the Company's
Employee Stock Ownership Plan (the "ESOP"), and 44,970 of such shares were represented by unexercised options under the Company's 1988 Stock Option Plan (Mr. Hughes disclaims beneficial ownership with respect to 7,500 of these shares which are subject to options which are not exercisable in 1994). The shares reported as owned with sole dispositive power included all of the shares owned with sole voting power except the 4,122 shares held by the ESOP. As to the shares subject to shared voting power, 29,377 shares were held as co-trustee of the Pauline B. Hughes Charitable Lead Trust, 28,565 were held as co-trustee of the Vincent S. Hughes Generation
Skipping Trust, 28,565 shares were held as co-trustee of the David H. Hughes Generation Skipping Trust, 1,918
shares were held by the wife of Mr. Hughes, and 40,645 shares were held by Hughes, Inc., a corporation of which Mr. Hughes is a director, executive officer and a one-third equity owner. The shares reported as owned with shared dispositive power included all of the shares owned with shared voting power together with the 4,122 shares held by the ESOP.

(3) Amendment No. 6 to Schedule 13D dated April 1,
1994, filed with the Securities and Exchange Commission by Vincent S. Hughes reported aggregate ownership of 333,015 shares. Of the 333,015 shares reported in the Amendment, 185,982 shares were reported as owned with sole voting power, 147,033 shares were reported as owned with shared voting power, 183,269 shares were reported as owned with sole dispositive power, and 149,746 shares were reported as owned with shared dispositive power. As to the shares subject to sole voting power, 100,613 shares were held as trustee of the Vincent S. Hughes Trust, 27,977 were held as trustee of the Vincent K. Hughes Trust, 28,504 shares were held as trustee of the Megan R. Hughes Trust, 2,713 shares were held by the ESOP, and 26,175 of such shares were represented by unexercised options under the Company's 1988 Stock Option Plan (Mr. Hughes disclaims beneficial ownership with respect to the 4,000 of these shares which are subject to options which are not exercisable in 1994). The shares reported as owned with sole dispositive power included all of the shares owned with sole voting power except the 2,713 shares held by the ESOP. As to the shares subject to shared voting power, 29,377 shares were held as co-trustee of the Pauline B. Hughes Charitable Lead
Trust, 28,565 shares were held as co-trustee of the Vincent S. Hughes Generation Skipping Trust, 28,565 shares were held as co-trustee of the David H. Hughes
Generation Skipping Trust, 19,881 shares were held by the wife of Mr. Hughes, and 40,645 shares were held by Hughes, Inc., a corporation of which Mr. Hughes is a director, executive officer and a one-third equity owner. The shares reported as owned with shared dispositive power included all of the shares owned with shared voting power together with the 2,713 shares held by the ESOP.

(4) Mr. Russell V. Hughes has reported to the Company beneficial ownership of an aggregate of 313,905 shares including 40,389 shares reported as owned with sole voting power, 273,516 shares reported as owned with shared voting power, 39,155 shares as owned with sole dispositive power, and 63,142 shares owned with shared dispositive power. As to the shares subject to sole voting power, 16,530 shares were held as Trustee of the Russell V. Hughes Trust, 1,234 shares were held by the ESOP, and 22,625 of such shares were represented by unexercised options under the Company's 1988 Stock
Option Plan (Mr. Hughes disclaims beneficial ownership with respect to 4,000 of these shares which are subject to options which are not exercisable in 1994). The shares reported as owned with sole dispositive power included all of the shares owned with sole voting power except the 1,234 shares held by the ESOP. As to the shares subject to shared voting power, 40,645 shares were held by Hughes Inc., a corporation of which Mr.
Hughes is a director, executive officer and a one-third equity owner, 21,263 shares are held jointly with Mr.
Hughes' wife, and 211,608 shares were held as co-trustee of the Russell S. Hughes Trust.

(5) Schedule 13D dated July 8, 1993 filed with the
Securities and Exchange Commission by Donald C. Martin reported sole voting and dispositive power with respect to 215,328 shares and shared voting and dispositive power with respect to 56,569 shares.

(6) Excludes the following shares held by Sun Bank, N.A. as co-trustee: 29,377 shares held in the Pauline
B. Hughes Charitable Lead Trust; 28,565 shares held in the Vincent S. Hughes Generation Skipping Trust; 28,565 shares held in the David H. Hughes Generation Skipping
Trust; and 211,608 shares held in the Russell S. Hughes
Trust. Also excludes 4,122 shares, 2,713 shares, and 1,234 shares, respectively, held for the accounts of David H. Hughes, Vincent S. Hughes, and Russell V.
Hughes in the ESOP by Trust Company Bank, as trustee.
See Notes (2), (3) and (4) above. The reported shares are held by one or more bank subsidiaries of Sun Banks, Inc. and Trust Company of Georgia, subsidiaries of SunTrust Banks, Inc., in various fiduciary and agency capacities. In Amendment No. 8 to Schedule 13G dated
February 8, 1994, filed with the Securities and Exchange Commission, SunTrust Banks, Inc. reported aggregate beneficial ownership of 826,614 shares; sole voting power with respect to 311,145 shares; shared voting power with respect to 211,608 shares; sole dispositive power with respect to 452,620 shares; and shared dispositive power with respect to 159,479 shares. SunTrust Banks, Inc. and its subsidiaries disclaim any beneficial interest in the shares reported. The shares reported by SunTrust Banks, Inc.
are believed to include, among others, shares beneficially owned by David H. Hughes, Vincent S.
Hughes, Russell V. Hughes, the Company's Cash or
Deferred Profit Sharing Plan and Employee Stock
Ownership Plan.

(7) Amendment No. 9 to Schedule 13D dated March 1,
1994, filed with the Securities and Exchange Commission by The Employees' Retirement Plan of Consolidated
Electrical Distributors, Inc. (the "Plan"), reported aggregate beneficial ownership in the plan and affiliated entities of 577,467 shares, including
257,442 shares issuable upon conversion of debentures issued by the Company. Of the shares reported, the 214,928 shares issuable upon conversion of debentures were reported as held by the Plan with sole voting and dispositive power, and 577,467 shares held by the Plan and affiliated entities, of which 257,442 shares represented shares issuable upon conversion of debentures, were reported as held with shared voting and dispositive power.

(8) Schedule 13G dated February 11, 1994, filed with the Securities and Exchange Commission by FMR Corp.
reported sole voting and dispositive power with respect to 336,800 shares and no shared voting or dispositive power with respect to any shares.




Ownership of Securities by Officers and Directors

    The following table indicates the beneficial ownership of common stock of the Company as of March
25, 1994 of the Chief Executive Officer, each of the Company's four most highly compensated executive officers other than the Chief Executive Officer, and all directors (including nominees for election as directors) and officers of the Company as a group.


                          Shares and Nature of
Beneficial Owner          Beneficial Ownership       Percent of Class

David H. Hughes               332,986(1)                  6.5(2)

A. Stewart Hall, Jr.          59,296(1)                   1.2(2)

Vincent S. Hughes             333,015(1)                  6.5(2)

Jasper L. Holland, Jr.        27,504(3)                   --(2)

Kenneth H. Stephens           25,308(4)                   --(2)

All Directors and             1,309,376(5)                24.3(9)
Officers as a Group           (6)(7)(8)
(13 persons)(1)


(1) See "Directors and Nominees for Election as
Directors of the Company" for information concerning the beneficial ownership of shares of the Company by each director and nominee for election as a director.

(2) Calculated on the basis of 5,114,361 shares of the Company's common stock outstanding and with respect to each of the persons noted above, the shares subject to options granted to such person which have been deemed outstanding for the purpose of computing his percentage. Figures shown only for those persons whose beneficial ownership of shares exceeds 1% of the common stock outstanding or deemed to be outstanding for this calculation.

(3) Includes 2,434 shares held by the Company's ESOP and 22,610 shares represented by unexercised options under the Company's 1988 Stock Option Plan (Mr. Holland disclaims beneficial ownership with respect to 4,000 of these shares which are subject to options not exercisable in 1994). Mr. Holland is considered to have sole voting power and investment power with respect to 25,070 shares, and shared investment power with respect to 2,434 shares.

(4) Includes 2,181 shares held by the Company's ESOP and 22,362 shares represented by unexercised options under the Company's 1988 Stock Option Plan (Mr.
Stephens disclaims beneficial ownership with respect to 4,000 of these shares which are subject to options not exercisable in 1994). Mr. Stephens is considered to have sole voting power with respect to 25,308 shares, sole investment power with respect to 23,127 shares, and shared investment power with respect to 2,181 shares.

(5) Includes the following shares held by trusts of which David H. Hughes and Vincent S. Hughes are co-trustees and with respect to which they share voting and dispositive power: 29,377 shares held by the Pauline B. Hughes Charitable Lead Trust; 28,565 shares held by the Vincent S. Hughes Generation Skipping
Trust; and 28,565 shares held by the David H. Hughes
Generation Skipping Trust. Also includes 40,645 shares owned by Hughes, Inc., a corporation of which David H.
Hughes, Vincent S. Hughes and Russell V. Hughes are the officers and directors, and in which each owns a one-third interest. David H. Hughes, Vincent S. Hughes and Russell V. Hughes share voting and dispositive power with respect to the shares owned by Hughes, Inc.
The multiple reporting of beneficial ownership by the foregoing persons with respect to the shares held by the several trusts and the shares owned by Hughes, Inc.
set forth in the tabular information under "Ownership of Securities by Certain Beneficial Owners" and
"Directors and Nominees for Election as Directors of the Company" elsewhere in this Proxy Statement has been eliminated in the table above.

(6) Includes an aggregate of 207,017 shares subject to unexercised stock options under the Company's 1988
Stock Option Plan held by directors and officers of the Company as a group and 60,000 shares subject to unexercised stock options under the Company's
Directors' Stock Option Plan held by nonemployee directors of the Company as a group.

(7) Includes an aggregate of 15,416 shares credited to the accounts of directors and officers of the Company under the ESOP.

(8) Sole voting power with respect to 870,985 shares, shared voting power with respect to 438,391 shares, sole investment power with respect to 855,569 shares and shared investment power with respect to 242,199 shares.

(9) Calculated on the basis of 5,381,378 shares, including 5,114,361 shares of the Company's common stock outstanding and 267,017 shares subject to options which have been deemed outstanding for the purpose of computing such percentage.

Board of Directors' Meetings and Attendance

    During the last fiscal year, the Board of Directors of the Company held a total of eight meetings. No member of the Board attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors, and (2) the total number of meetings held by all committees of the Board on which he served.

Family Relationships Between Certain Directors

    The following family relationships exist between directors of the Company:

    Mr. David H. Hughes and Vincent S. Hughes are brothers; and Russell V. Hughes is a first cousin of David H. Hughes and Vincent S. Hughes.

Committees of the Board of Directors

    The Board of Directors of the Company has standing
Executive, Audit, Compensation, 1988 Stock Option Plan, and Directors' Stock Option Plan Committees. Members of the standing committees of the Board are indicated by the footnotes to the table under "Directors and Nominees for Election as Directors of the Company" above. The Company does not have a nominating committee.

    The Executive Committee has authority to act on matters of general corporate governance when the Board is not in session. The Executive Committee did not meet during the last fiscal year.

    The Audit Committee met four times during the last fiscal year. At its meetings, the Committee made its recommendation to the Board of Directors with respect to the terms of engagement of the Company's independent auditors for the fiscal year ended January 28, 1994, and considered the recommendations of the Company's independent auditors with respect to internal accounting control, reviewed management's actions taken in response to such recommendations, reviewed the reports of the Company's accounting staff with respect to internal controls, and reviewed the professional services provided by the independent auditors together with the range of audit and nonaudit fees.

    The Compensation Committee met four times during the last fiscal year and reviewed and made recommendations to the Board of Directors with respect to the compensation of members of the Company's executive management group. Information with respect to the Committee's recommendation for the last fiscal year is set forth elsewhere in this proxy statement under "Compensation Committee Report on Executive
Compensation."
    The 1988 Stock Option Plan Committee has the authority to make recommendations to the Board of Directors with respect to the granting of options under the Plan. The Directors' Stock Option Plan Committee and the 1988 Stock Option Plan Committee each have authority to interpret the application of the provisions of their respective Plans. Neither of such Committees met during the last fiscal year.

Cash Compensation of Directors

    Nonemployee directors of the Company receive an annual retainer of $15,000 and attendance fees of $1,000 for each Board meeting attended in person or $250 for each Board meeting attended by conference telephone. For each meeting of a committee of the Board such nonemployee directors receive an attendance fee of $500 for attendance in person or $250 for attendance by conference telephone. Directors who are employees of the Company do not receive directors' or committee members' fees. Mr. Robert N. Blackford, John B. Ellis,
Clifford M. Hames, Herman B. McManaway and Donald C.
Martin served as nonemployee directors and received nonemployee director's fees during the fiscal year ended January 28, 1994. Mr. John D. Baker II was first appointed as a nonemployee director on March 24, 1994, and did not receive any director's fees from the Company during the last fiscal year.

Directors' Stock Option Plan

    The Company's Directors' Stock Option Plan presently provides for the granting to nonemployee directors of options (which are not incentive stock options within the meaning of Section 422A of the Internal Revenue Code) for the purchase of an aggregate of up to 60,000 shares of common stock of the Company.
Under the terms of the Plan, options for the purchase of 12,000 shares were granted as of January 24, 1989, the date of adoption of the Plan, and options for an additional 12,000 shares were granted at each of the annual meetings of the Board of Directors following the 1990, 1991, 1992 and 1993 annual meetings of the shareholders. The options granted in 1989, 1990, 1991, 1992 and 1993 were granted at option prices of $17.625 per share, $15.00 per share, $12.625 per share, $12.00 per share, and $16.25 per share, respectively, and were divided equally among Robert N. Blackford, John B.
Ellis, Clifford M. Hames and Herman B. McManaway, the
Plan's four nonemployee directors on each such grant date, so that each such participant has received options for the purchase of an aggregate of 15,000 shares since inception of the Plan. Options have been granted with respect to all 60,000 of the shares authorized for options under the Plan.

    No additional options may be granted under the Plan except with respect to any shares subsequently returned to the Plan because of the expiration or termination of outstanding options or with respect to additional shares authorized by an amendment to the Plan approved by the shareholders. An amendment to the Plan to authorize the granting of options with respect to 75,000 additional shares is proposed for shareholder approval at the 1994 Annual Meeting of Shareholders.
See "Approval of Amendment to Directors' Stock Option
Plan" in this Proxy Statement for additional information with respect to the Plan and options granted, and to be granted, under the Plan.

    The following table sets forth the aggregate numbers of shares of common stock of the Company subject to stock options granted and outstanding as of March 25, 1994, under the Directors' Stock Option Plan to the named participants and to all such participants as a group, the average per share exercise prices applicable to such shares, and the net values (market value less exercise price) for such shares realized during the fiscal year ended January 28, 1994.

                          Aggregate                                Net Value
                          Number of             Average         Realized During
                        Shares Subject         Per Share          Fiscal Year
Name of Person or        to Options at          Exercise           Year Ended
Identity of Group      January 28, 1994          Price          January 28, 1994

Robert N. Blackford         15,000               $14.70               None

John B. Ellis               15,000                14.70               None

Clifford M. Hames           15,000                14.70               None

Herman B.                   15,000                14.70               None
McManaway

All Participants            60,000                14.70               None
as a Group
(4 persons)


EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

    Executive Officers are elected annually by the Board of Directors following the Annual Meeting of Shareholders to serve for a one-year term and until their successors are elected and qualified. The compensation of the Company's executive officers is established by the Board of Directors after receiving the recommendation of the Compensation Committee of the Board. The following sets forth the name of each executive officer of the Company and the principal positions and offices he holds with the Company. Unless otherwise indicated, each of these officers has served as an executive officer of the Company for at least five years.

Name                     Information About Executive Officers

David H. Hughes          Chairman of the Board and Chief Executive Officer
                         of the Company. Until March 24,
                         1994, Mr. Hughes also served as President of the
                         Company. He is 50 years of age.

A. Stewart Hall, Jr.     President of the Company.
                         Until March 24, 1994, Mr. Hall served as Executive Vice
                         President of the Company. He is 51 years of age.

Vincent S. Hughes        Vice President, Utility
                         Sales, of the Company. Mr. Hughes is 53 years of age.

Jasper L. Holland, Jr.   Vice President of the
                         Company and Regional Manager of the North Florida
                         Region. Mr. Holland is 52 years of age.

Kenneth H. Stephens      Vice President of the
                         Company and Regional Manager of the Alabama/Georgia
                         Region. Mr. Stephens is 53 years of age.

Russell V. Hughes        Vice President of the
                         Company. Mr. Hughes is 68 years of age.

J. Stephen Zepf          Chief Financial Officer and
                         Treasurer of the Company. Mr. Zepf is 44 years of age.


Compensation Committee Report

    Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities
Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the Performance Graph on page 19 shall not be incorporated by reference into any such filings.
Compensation Committee Report on Executive Compensation

Compensation of Executive Officers

Compensation Committee Report

    The compensation of the Company's executive management group is established by the Board of Directors acting upon the recommendations of the Compensation Committee of the Board. The Committee consists of five nonemployee directors, three of whom served as members of the Committee throughout the last fiscal year and two of whom became committee members during the fiscal year. Mr. John B. Ellis, Robert N.
Blackford and Clifford M. Hames served as members of the Committee throughout the last fiscal year. Mr.
Herman B. McManaway was appointed to the Committee on May 25, 1993, and Donald C. Martin was appointed to the
Committee on August 24, 1993. During the last fiscal year the Company's executive management group included the seven executive officers (two of whom are also regional managers) and three other regional managers of the Company and the chief executive officers of the Company's five major subsidiaries. The recommendations with respect to executive management group salaries and bonus plan compensation for the last fiscal year were made by the Committee and adopted by the Board on January 27, 1993, March 24, 1993 and May 25, 1993.

    Compensation Policy and Committee Recommendation

    It is the policy of the Company to fairly compensate the Company's executive management group and safeguard the shareholders' investment in the Company.
In formulating its executive management group compensation recommendation to the Board of Directors, the Committee evaluated the demands of the respective positions, the competitive market for the required management skills, the effectiveness of each of the members of the executive management group in the performance of their positions, and the Company's results of operations. The Committee also evaluated the Company's management requirements, the reasonable costs of meeting those requirements, and the necessity to achieve favorable results of operations given the general market in which the Company operates. Before finalizing its recommendation, the Committee also considered the recommendation of the Company's Chief
Executive Officer with respect to the compensation of each of the other members of the executive management group.

    Compensation Program

    The four main components of the Company's executive compensation program which were considered by the Committee in formulating its recommendation to the Board were base salary, cash incentive plans, stock based incentive plans, and retirement plans. Each of these components is discussed in the remainder of this Committee report. Information with respect to the compensation paid to the Company's Chief Executive
Officer and the other four most highly compensated executive officers of the Company for the last fiscal year and for each of the two previous fiscal years, descriptions of certain of the compensation plans referred to in this report, and a performance graph illustrating cumulative shareholder return with respect to the Company's common stock are set forth elsewhere in this proxy Statement following this Committee report.

    Base Salary

    The base salary for each member of the executive management group is intended to establish a fixed salary which, when considered together with other elements of the compensation program, will help the Company attract and retain the talent needed to meet the challenges of the very competitive industry in which it operates. The Committee's recommendation with respect to base salaries was based upon the Committee's evaluation of the responsibility and scope of each position within the Company, the level of pay for comparable positions in the industry and, with respect to each member of the executive management group, his performance over an extended period of time.

    Cash Incentive Plans

    The cash incentive plans include the annual bonus plans for designated members of the executive management group and other key employees, discretionary individual bonuses, and long-term incentive bonus plans applicable to three of the executive officers.

    The annual bonus plans provide for bonus payments based upon results of operations determined by applying a percentage, fixed in accordance with the Company's profit plans, to the base salaries of the participants.
The designation of the annual bonus plan participants, the operations of the Company which will be measured to determine bonus payments to such participants, and the profit plans which will be applicable to such operations are established annually by the Board of Directors upon the recommendation of the Compensation
Committee.

    The members of the Company's executive management group were recommended by the Committee and designated by the Board of Directors as participants in the annual bonus plans during the last fiscal year. The
Committee's recommendation with respect to the participants and criteria for payments under the annual bonus plans was based upon the Committee's conclusion that the applicable profit plans established ambitious goals for improvement in the results of operations of the Company which would be sufficiently achievable to provide a meaningful incentive for superior performance, and that the designated participants were in those positions of responsibility which are most relevant to the success of the Company.

    The Company's Chief Executive Officer, President
(previously as Executive Vice President and currently as President), and Chief Financial Officer also participate in the long-term incentive bonus plan for the fiscal year 1995 which was adopted during the fiscal year ended January 31, 1992, and is based upon cumulative growth in earnings per share of the Company for the four fiscal years commencing with the fiscal year ended January 31, 1992. Under the plan, a bonus, if earned, would be paid in cash following the fiscal year to be ended January 27, 1995. No action with respect to the plan was taken by the Committee or the Board of Directors during the last fiscal year and no amount has been accrued in the Company's financial statements for payouts relating to the plan.

    During the fiscal year ended January 28, 1994, the Committee recommended, and the Board of Directors approved, the senior executives' long-term incentive bonus plan for the fiscal year 1996. Under the Plan, the Company's Chief Executive Officer, President
(previously as Executive Vice President and currently as President), and Chief Financial Officer would receive a bonus of from 25% to 100% of base salary for the final year of the three year period ending with the fiscal year to be ended January 26, 1996 if the Company achieves the required earnings per share during the three fiscal year period. The bonus, if any, earned under the plan would be paid 50% in cash and 50% in shares of common stock of the Company following the end of the 1996 fiscal year. The stock award provision of the plan is subject to shareholder approval at the 1994
Annual Meeting of Shareholders. If the stock award provision of the plan is not approved by the shareholders, any bonus earned under the plan will be paid 100% in cash.

    Stock Based Incentive Plans

    The Company's stock based incentive programs include the 1988 Stock Option Plan and the Employee
Stock Ownership Plan. The Company did not grant any options to any of the executive officers of the Company during the last fiscal year. A contribution of $500,000 to be allocated among all participants under the Employee Stock Ownership Plan was made by the Company for the fiscal year ended January 28, 1994. The senior executives' long-term incentive bonus plan for the fiscal year 1996, proposed for approval by the shareholders at the 1994 Annual Meeting, also provides for payment in shares of the Company that 50% of any bonus earned under the plan will be paid.

    Retirement Plans

    The Company's retirement plans include the Cash or Deferred Profit Sharing Plan and the Supplemental
Executive Retirement Plan.

    The Cash or Deferred Profit Sharing Plan is a contributory plan for the benefit of substantially all employees of the Company under which employees may make limited contributions by salary reduction.
Contributions by the Company under the Plan include those required to match a portion of an employee's contribution and may include limited additional contributions within the discretion of the Board of Directors. The Company did not make any discretionary contribution under the Plan for the last fiscal year.

     The Supplemental Executive Retirement Plan was adopted on September 30, 1986 and six of the executive officers of the Company, all of those who were fifty five years of age or younger on the date of adoption of the Plan, are participants under the Plan. The
Compensation Committee did not take any action with respect to the Supplemental Executive Retirement Plan during the last fiscal year.

Compensation of the Chief Executive Officer

    Mr. David H. Hughes, the Company's Chief Executive
Officer, is eligible to participate in the same components of the executive management compensation program available to the other members of the executive management group described above and the recommendation of the Compensation Committee with respect to Mr.
Hughes' compensation was determined in the manner outlined above with respect to the executive management group. For the last fiscal year his cash compensation was $270,000. Performance driven incentives accounted for 33% of this amount. Mr. Hughes had a base salary of $180,000, which the Committee believes is a conservative salary in comparison to his peers in the industry. Mr. Hughes' base salary was increased from $156,000 during the last fiscal year to compensate him in a manner more consistent with his responsibilities.
His base salary remained unchanged during the three preceding fiscal years.

    Submitted by the Compensation Committee of the Company's Board of Directors.

        John B. Ellis -
Chairman
        Robert N. Blackford
        Clifford M. Hames
        Donald C. Martin
        Herman B. McManaway





Cash Compensation of Executive Officers

    The following table sets forth the annual and long-term compensation for the Company's Chief
Executive Officer and the other four most highly compensated executive officers (the "named executives") during the last fiscal year, as well as the total annual compensation paid to each individual for the two previous fiscal years.

                                                     Long-Term Compensation
                                                                                   All Other
                            Annual Compensation              Awards   Payouts      Compensation
Name/                    Fiscal   Salary   Bonus    Other    Options    LTIP
Principal Position        Year      ($)     ($)      ($)       (#)       ($)         ($)(1)

David H. Hughes/Chairman  1994    180,000  90,000    -0-     -0-         -0-        125,224
of the Board, Chief       1993    156,000  62,400    -0-     -0-         -0-        29,956
Executive Officer and     1992    156,000  -0-       -0-     37,500
President

A. Stewart Hall, Jr./     1994    150,000  75,000    -0-     -0-         -0-        116,415
Executive Vice President  1993    135,000  54,000    -0-     -0-         -0-        35,701
                          1992    125,000  15,000    -0-     37,500

Vincent S. Hughes/        1994    105,000  52,500    -0-     -0-         -0-        37,732
Vice President            1993    100,000  40,000    -0-     -0-         -0-        30,151
                          1992    95,000   -0-       -0-     20,000

Jasper L. Holland, Jr./   1994    106,423  52,923    -0-     -0-         -0-        35,552
Vice President            1993    99,640   50,000    -0-     -0-         -0-        27,208
                          1992    95,000   15,000    -0-     20,000

Kenneth H. Stephens/      1994    104,590  52,000    -0-     -0-         -0-        34,659
Vice President            1993    99,640   25,000    -0-     -0-         -0-        29,050
                          1992    95,000   10,000    -0-     20,000
________________________


(1) Includes for the fiscal years indicated below: (i) the cost of premiums paid by the Company for life insurance provided to the named executive, (ii) amounts accrued in the Company's financial statements under Supplemental Executive Retirement Plan ("SERP") agreements, (iii) contributions made to the accounts of the named executive in the Cash or Deferred Profit
Sharing Plan, (iv) Company discretionary contributions to the Employee Stock Ownership Plan ("ESOP"), and (v) amounts accrued in the Company's financial statements under the Long-Term Incentive Plan as calculated with respect to that period.

               Fiscal    Insurance                Matching        ESOP
Executive       Year      Premium      SERP     Contribution   Contribution   LTIP

David H.       1994        $ 696    $38,277       $ 3,636        $11,948(a)  $70,667
Hughes         1993          696     26,920         2,340        -0-         -0-

A. Stewart     1994        1,152     46,598         2,608        7,057(a)    59,000
Hall, Jr.      1993          696     32,755         2,250        -0-         -0-

Vincent S.     1994        1,152     26,627         2,175        7,778(a)    -0-
Hughes         1993        1,152     27,504         1,495        -0-         -0-

Jasper L.      1994        1,152     24,963         2,346        7,091(a)    -0-
Holland, Jr.   1993        1,152     24,336         1,720        -0-         -0-

Kenneth H.     1994        1,152     26,627         438          6,442(a)    -0-
Stephens       1993        1,152     27,504         394          -0-         -0-

________________________

(a) Contribution estimated as named person's pro-rata plan interest, as last calculated by the plan trustee, applied to the Company's aggregate contribution of $500,000 for the fiscal year ended January 28, 1994.

Long-Term Incentive Plans - Awards in Last Fiscal Year

    The following table provides information concerning incentive awards made during fiscal 1994 under the Company's senior executives' long-term incentive bonus plan for the fiscal year 1996 to the Company's Chief
Executive Officer and the only other participant under the plan who is among the Company's other four most highly compensated executive officers. There is one additional participant under the plan. Each award represents the right to receive an amount in cash and stock if, and only if, consolidated fully diluted earnings per share for the three year period ending
January 26, 1996 equal or exceed certain levels which have been set by the Board of Directors upon the recommendation of the Compensation Committee. If fully diluted earnings per share falls between the threshold level and the maximum level, then the amount of the award is prorated accordingly. Payments made under the long-term program are reported in the Summary
Compensation Table in the year of payout.

                        Estimated Future Payouts under Non-Stock
                                    Price-Based Plans
                          ____________________________________
                              Performance or
                  Number of    Other Period
                   Shares    Until Maturation    Threshold   Target   Maximum
    Name             (#)        or Payout           ($)        ($)      ($)
David H. Hughes      N/A          3 years         56,700(1)    (2)   226,800(1)
A. Stewart Hall, Jr. N/A          3 years         48,600(1)    (2)   194,400(1)
__________________________

(1) Based on estimated base salary levels for final year of performance period.

(2) If earnings per share fall between the required threshold level and the maximum award level, the amount of the award is prorated accordingly.

Bonus Plans and Other Benefits

    The Company has annual bonus plans for members of its executive management, and for its sales, branch and department managers and other key employees. Bonuses are awarded under the annual bonus plans in amounts determined by applying a percentage, fixed in accordance with the Company's profitability, to the base salaries of members of its executive management.
Individual bonuses may also be awarded to executive management and other key employees by the Board of Directors based upon job performance or other criteria within the discretion of the Board.

    The Company also has a long-term incentive bonus plan for the fiscal year 1995 for its Chief Executive
Officer, President (previously as Executive Vice
President and currently as President), and Chief
Financial Officer. The plan was adopted on May 28, 1991 and provides for payments based upon cumulative growth in the Company's earnings per share during the four year period including the fiscal year ended January 31, 1992 and the Company's three fiscal years thereafter.
No amount has been accrued in the Company's financial statements for possible payouts under the plan.

    The Chief Executive Officer, President (previously as Executive Vice President), and the Chief Financial
Officer also participate in the senior executives' long-term incentive bonus plan for fiscal year 1996.
The plan provides for payments based upon cumulative growth in the Company's earnings per share during the three year period commencing with the fiscal year ended
January 28, 1994 and ending with the fiscal year to be ended January 26, 1996. Under the plan, the Chief
Executive Officer, President, and Chief Financial
Officer would receive a bonus of from 25% to 100% of base salary for the fiscal year of the three year period if the Company achieves the required earnings per share for the period. Any bonus earned would be paid in cash and shares of the Company. The stock award provision of the plan is subject to approval at the 1994 Annual Meeting of Shareholders. If such provision is not approved by the shareholders, any such bonus would be paid entirely in cash. The Company has accrued
$165,000 in its financial statements for possible payouts in cash and shares or solely in cash under the plan.

    The Company provides $250,000 life insurance policies for members of its executive management, and $100,000 life insurance policies for other key employees.

Supplemental Executive Retirement Plan

    The Company has Supplemental Executive Retirement
Plan Agreements entered into on September 30, 1986 with certain of its executive officers providing for the payment by the Company to each such executive officer in the event of such executive officer's employment with the Company until retirement, or until the date of disability preceding disability retirement, of supplemental retirement compensation in addition to any compensation paid under the Company's other benefit programs. Supplemental retirement compensation will be based upon such executive officer's salary (not including bonuses or other compensation) for the final year of employment prior to retirement, or final year of employment prior to the disability preceding disability retirement, ("final salary") and will be payable monthly following such retirement for a period of 15 years. The rate per annum of supplemental retirement compensation in the case of retirement or disability retirement at age 65 shall be equal to 35% of final salary or, in the case of early retirement or early disability retirement with the approval of the Company prior to age 65 but not earlier than age 55, shall be reduced proportionately from 96% of 35% of final salary upon retirement at age 64 to 60% of 35% of final salary upon retirement at 55. Death benefits are payable under each of the Agreements in the event of death while employed by the Company prior to retirement or during continued disability which commenced while in the employ of the Company but prior to disability retirement. Death benefits are payable monthly for a period of 10 years after death at the rate per annum equal to 35% of final base salary.

    Benefits under the Supplemental Executive
Retirement Plan Agreements are totally nonvested, unfunded retirement and death benefits; however, for accounting purposes, amounts are accrued in the Company's financial statements for the Company's liability under the Agreements.

Employee Stock Ownership Plan

    The Company has a noncontributory, trusteed
Employee Stock Ownership Plan ("ESOP") covering employees of the Company and certain of its subsidiaries who have attained the age of 21 and completed at least 12 months of service. Trust Company
Bank is trustee of the ESOP. The ESOP is administered by an administrative committee appointed by the Company's Board of Directors. Contributions by the
Company, which may consist of cash, stock of the Company, or other property acceptable to the trustee, are made at the discretion of the Company's Board of Directors, but may not exceed the maximum amount deductible for federal income tax purposes. Allocations of contributions are made to the accounts of active participants on the basis of their compensation. Vested percentages of their accounts (valued in accordance with the ESOP) are distributed to participants upon termination of employment. Vested percentages are based upon periods of service, as follows: less than 3 years, 0%; 3 years, 20%; 4 years, 40%; 5 years, 60%; 6 years,
80%; 7 years or more, 100%. A contribution of $500,000 was made by the Company to the ESOP for the fiscal year ended January 28, 1994.

1988 Stock Option Plan

    The Company's 1988 Stock Option Plan presently authorizes the granting of options, in addition to those presently outstanding, for the purchase of up to 755,658 shares of the Company's common stock to key executive, management, and sales employees. Under the Plan, options may be granted at prices not less than market value on the date of grant, but prices for incentive stock options granted to employees who own more than 10% of the Company's common stock are at least 110% of such market value. Options may be granted from time to time through May, 1998, such options may be exercisable for up to 10 years from the date of grant, except in the case of employees owning more than 10% of the Company's common stock, for whom incentive stock options may be exercisable only up to 5 years from the date of grant. The Plan permits the granting of both incentive stock options and nonincentive stock options and the granting of options with cash surrender rights comparable to stock appreciation rights
("SAR's"). No options have been granted under the Plan as nonincentive stock options or as options with SAR's.
No options were granted to any of the executive officers of the Company during the last fiscal year.

Aggregate Option/SAR Exercises in Last Fiscal Year and
Fiscal Year-end Option/SAR Values

    The following table summarizes options and SARs exercised during the fiscal year ended January 28, 1994 and presents the value of unexercised options and SARs held by the named executives at fiscal year end.

                                                                 Value of
                                              Number of         Unexercised
                                             Unexercised        In-the-Money
                                              Options at         Options at
                      Shares               January 28, 1994   January 28, 1994
                     Acquired     Value          (#)                 ($)
                   on Exercise   Realized   Exercisable (E)/  Exercisable (E)/
    Name                (#)        ($)     Unexercisable (U)  Unexercisable (U)

David H. Hughes         -0-       -0-            29,970   (E)     336,218  (E)
                                                 15,000   (U)     166,875  (U)

A. Stewart Hall, Jr.    -0-       -0-            28,570   (E)     320,118  (E)
                                                 15,000   (U)     166,875  (U)

Vincent S. Hughes       -0-       -0-            18,175   (E)     204,513  (E)
                                                 8,000    (U)     89,000   (U)

Jasper L. Holland, Jr.  -0-       -0-            18,070   (E)     203,305  (E)
                                                 8,000    (U)     89,000   (U)

Kenneth H. Stephens     1,258     7,013          14,362   (E)     160,663  (E)
                                                 8,000    (U)     89,000   (U)

Cash or Deferred Profit Sharing Plan

    The Company has a contributory, trusteed Cash or Deferred Profit Sharing Plan for the benefit of substantially all employees of the Company and its subsidiaries. Sun Bank, National Association is trustee of the Plan. The Plan is administered by an administrative committee appointed by the Company's
Board of Directors. Eligible employees may contribute to the Plan by salary reduction, and before imposing federal income taxes, from 2% to 15% of their cash compensation up to a maximum of $7,000 per year as adjusted for inflation ($9,240 for 1994). On employee contributions of up to 3% of the employee's cash compensation, the Company will contribute a matching contribution of 50% of the employee's contribution.
Additional discretionary contributions by the Company, which may be either a fixed dollar amount or a percentage of profits, may be made to the Plan at the discretion of the Company's Board of Directors, but all employee and Company contributions may not exceed the maximum amount deductible for federal income tax purposes. Allocations of discretionary Company contributions are made to the accounts of active participants on the basis of their compensation. The full amounts credited to their accounts (valued in accordance with the Plan) are distributed to participants upon their death or retirement. For participants who cease to be employees prior to death or retirement, the amounts distributed are 100% of the participant's contribution account and the vested percentage of the participant's Company contribution account based upon the participant's period of service as follows: less than 3 years, 0%; 3 years, 20%; 4 years, 40%; 5 years, 60%; 6 years, 80%; 7 years or more, 100%. For the fiscal year ended January 28, 1994, all contributions by the Company to the Plan were made to match contributions by employees and no discretionary contribution was made by the Company to the Plan for the period.



Shareholder Return

    The following graph compares, during the five year period ended January 28, 1994, the yearly percentage change in the cumulative total shareholder return on the Company's common stock with the cumulative total return of the S&P Mid Cap Index and the cumulative total return of an industry group consisting of those peer group companies identified in the graph which have been selected by the Company as reporting companies whose lines of business are comparable to those of the Company.

                  Total Return - Data Summary

                             HUG

                                        Cumulative Total Return
                             1/89   1/90   1/91   1/92   1/93   1/94
Hughes Supply Inc   HUG      100     90     69     68     80    142
Peer Group          PPEER1   100     92     63     70     109   137
S & P MIDCAP 400    IMID     100     116    130    184    184   236

Peer group consists of:

Davis Wtr & Waste Inds Inc       DWW
Noland Co                        NOLD
Watsco Inc                       WSO.A
Watsco Inc                       WSO.B
Wilcox & Gibbs Inc               WG


Compensation Committee Interlocks and Insider
Participation in Compensation Decisions

    Mr. Robert N. Blackford, one of the Company's five nonemployee directors who constitute the Compensation
Committee, also serves as Secretary of the Company and is a member of the law firm of Maguire, Voorhis &
Wells, P.A., which provided legal services to the Company during the last fiscal year and which continues to provide legal services to the Company during the current fiscal year.

    Mr. Donald C. Martin, a nonemployee director member of the Compensation Committee, provides consulting services to the Company under a Consulting Agreement and leases property under a Lease Agreement with Electrical Distributors, Inc., a subsidiary of the Company. Information with respect to the Consulting
Agreement and the Lease Agreement is set forth under "Certain Transactions with Management" in this Proxy
Statement.

    As indicated in the Compensation Committee Report on Executive Compensation set forth elsewhere in this proxy statement, David H. Hughes, the Chief Executive
Officer of the Company, consulted with the Committee with respect to the compensation of the executive management group and submitted to the Committee his recommendation for compensation of the other members of the group. Mr. Hughes, who is not a member of the Compensation Committee, consulted with the Committee and provided his recommendation at the Committee's request.


Certain Transactions with Management

    A number of the buildings and properties occupied by the Company and certain of its subsidiaries are leased from Hughes, Inc., a company of which David H.
Hughes, Vincent S. Hughes, and Russell V. Hughes are the officers and directors, and in which each owns a one-third interest. Under leases in effect during the fiscal year ended January 28, 1994, the Company and its subsidiaries made rental payments to Hughes, Inc.
aggregating $1,373,838 and paid real estate taxes and building insurance on the leased properties in the aggregate amounts of approximately $238,146 and approximately $24,741, respectively. Maintenance repairs which were paid for by the Company during the last fiscal year were not substantial and were, in the opinion of management, normal for the types of properties leased.

    The table below sets forth the location, use, size, expiration date and annual rental for properties leased by the Company and its subsidiaries from Hughes, Inc.
under leases in effect during the fiscal year ended
January 28, 1994 or approved by the Board of Directors during the fiscal year ended January 28, 1994, to take effect thereafter. All properties listed in the table are located in Florida unless otherwise indicated.
Under the leases, the Company pays for repairs other than structural repairs, real estate taxes and insurance on the leased properties.

                           LEASES WITH HUGHES, INC.

               Approximate Area (sq.ft.)           Lease Terms

                                       Outside
Facility       Use of                  Parking     Expiration   Annual
Location       Premises     Building   & Storage      Date      Rental

Clearwater     Sales         21,000    59,500       3/31/98     $ 47,250
               Outlet

Daytona Beach  Sales         23,000    68,000       3/31/98       80,500
               Outlet

Fort Pierce    Sales         30,000    60,000       3/31/98       67,500
               Outlet

Gainesville    Electrical    29,507    1.9 acres    3/31/02       95,880(1)
               and Tool
               Sales Outlet

Lakeland       Sales         34,000    43,700       3/31/98       85,250(2)
               Outlet

Leesburg       Sales         20,000    37,000       3/31/98       32,400
               Outlet

Orlando        Electrical    108,000   87,000       3/31/98       270,000
               Sales
               Outlet

Orlando        Plumbing      64,000    105,000      3/31/98       160,000
               Sales
               Outlet

Orlando        Vehicle       14,000    100,000      (3)           42,000(3)
               Maintenance
               Garage and
               Truck Terminal

Orlando        Utility       30,000    90,000       3/31/98       73,500
               Warehouse

St. Petersburg Sales         43,000    41,000       3/31/98       96,750
               Outlet

Sarasota       Sales         37,500    38,000       (4)           132,900(4)
               Outlet

Tallahassee    Sales         37,750    2.4 acres    3/31/02       81,180(1)
               Outlet

Valdosta,      Sales         12,693    1.4 acres    3/31/02       31,728(1)
Georgia        Outlet

Venice         Sales         15,000    54,500       3/31/98       45,000
               Outlet

Winter Haven   Sales         24,000    46,000       3/31/98       32,000
               Outlet
______________________

(1) Annual rent under lease executed March 11, 1992.
Indicated annual rental rate is applicable April 1, 1992, through March 31, 1997; April 1, 1997, and each
April 1 thereafter during the term of the lease the annual rental rate shall be increased by a percentage equal to the percentage increase in the Consumer Price
Index compared with the previous year, subject to a maximum rental rate increase of five percent for any such year.

(2) Includes properties under two separate leases with annual rentals as follows: 27,000 square foot facility
- - $60,750; and 7,000 square foot facility - $24,500.

(3) Previous term lease with expiration date of November 30, 1991, by mutual consent of the parties extended from month to month at the same rental rate and on substantially the same other terms applicable during the term.

(4) Includes properties under two separate leases: 10 year lease executed June 1, 1987 for 17,500 square foot plumbing and electrical sales facility at annual rental of $62,900; and 10 year lease executed March 31, 1988 for 20,000 square foot sewer and water and construction materials facility at annual rental of $70,000.
    During the fiscal year ended January 28, 1994, the Company and its subsidiaries also made rental payments to Hughes, Inc. of approximately $187,382 for the use of an aircraft belonging to Hughes, Inc.

    Mr. Donald C. Martin, a member of the Board of Directors of the Company, under the terms of the Acquisition Agreement dated June 30, 1993, pursuant to which the Company acquired Electrical Distributors, Inc. ("EDI"), entered into a Consulting Agreement with the Company and a Lease Agreement with respect to the facilities occupied by EDI.

    Under the Consulting Agreement, Mr. Martin provides and will provide consulting services to the Company as required for the five year period beginning on July 1, 1993 for annual compensation of $50,000. Under a supplement to the Consulting Agreement, Mr. Martin receives additional consulting compensation in the amount of approximately $1,901 per month during the period from August 1, 1993 through February 1, 1995.
The Company paid consulting fees to Mr. Martin under the Consulting Agreement and the supplement of $62,008 during the last fiscal year.

    Under the terms of the Lease Agreement, EDI leases an approximately 32,780 square foot building with approximately 60,000 square feet of outside parking and storage space. The facility is located in Atlanta, Georgia and is utilized by EDI as its sales outlet. The
Lease Agreement is for a term of five years at a rental rate of $106,535 per year until July 1, 1995 and $122,925 per year thereafter through June 30, 1998. EDI pays for repairs other than structural repairs, real estate taxes and insurance on the leased property.
During the lease period from June 30, 1993 through the fiscal year end January 28, 1994, EDI made rental payments to Mr. Martin of $53,268 and paid real estate taxes and building insurance of $12,129 and $1,519, respectively. Maintenance repairs paid for by EDI during the period were not substantial and were, in the opinion of management, normal for the type of facility leased.

    Prior to the acquisition of EDI by the Company on June 30, 1993, Mr. Martin was not a director, officer or stockholder of the Company. Mr. Martin was appointed to the Board of Directors of the Company on August 24, 1993.

    Mr. Robert N. Blackford, Secretary and a director of the Company, is a member of the law firm of Maguire, Voorhis & Wells, P.A., which serves as general counsel to the Company.

    The Company believes that the transactions described above are at least as favorable to the Company as those which could have been obtained from unrelated parties.

Compliance with Section 16(a) of the Securities
Exchange Act of 1934

    Section 16(a) of the Securities Exchange Act of
1934 requires the Company's directors, executive officers, and persons who own beneficially more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the New York Stock
Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 28, 1994, its directors, officers and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

APPROVAL OF AMENDMENT TO DIRECTORS' STOCK OPTION PLAN

    Shareholders at the 1994 Annual Meeting will be asked to consider and act upon the adoption of a proposed amendment to the Company's Directors' Stock
Option Plan to require the granting of additional options under the Plan to enhance its continued use as an incentive program for nonemployee directors.
Currently, in the absence of expiration or termination of presently outstanding options, no additional options may be granted under the Plan unless an amendment is approved by the shareholders to increase the number of shares which will be subject to options under the Plan.


    The Directors' Stock Option Plan was approved by the shareholders at the 1989 Annual Meeting as an incentive program to encourage nonemployee directors, who are not eligible to participate in the Company's other stock ownership or stock incentive plans (ESOP, 1988 Stock Option Plan, or Senior Executives' Incentive
Plan) which are available to employee directors, to increase their stock ownership and proprietary interest in the success of the Company, and to encourage them to continue as directors of the Company.

    The Plan, as approved by the shareholders at the May 25, 1989 Annual Meeting, and as currently in effect, has a maximum term of ten years and has required the granting of options with respect to all of the shares authorized under the Plan so that the final such option was granted on May 25, 1993. Under the terms of the Plan, the proposed amendment to the Plan for the purpose of increasing the number of shares as to which options may be granted, will extend the term of the Plan as to such additional options, and the granting of such additional options, until ten years from the date such amendment is approved by the shareholders or until the Plan, as amended, is sooner terminated (without prejudice to any outstanding options) by the Board of Directors. For purposes of options outstanding under the Plan, the Plan shall continue in effect until all outstanding options have been exercised in full or are no longer exercisable.

    The amendment proposed for approval by the shareholders at the 1994 Annual Meeting would increase from 60,000 to 135,000 shares, the number of shares with respect to which options may be granted under the Plan, thereby requiring the granting of options with respect to 75,000 shares in addition to those options with respect to 60,000 shares which are presently outstanding under the Plan. The proposed amendment would also extend the maximum term of the Plan from May
29, 1998 until May 24, 2003 and thereafter as required with respect to outstanding options. A general summary of the Plan as presently in effect and as proposed to be amended is set forth below.

    The benefits or amounts that will be received by or allocated under the plan as proposed to be amended are set forth on the following table:

                               NEW PLAN BENEFITS
                         Directors' Stock Option Plan
                         As Proposed to be Amended(1)
                                Dollar Value                  Number of
Name and Position                    ($)                       Shares

All Current Executive
Officers(2)                          -0-                        -0-

All Current Directors
who are not Executive
Officers                             (3)                        75,000

All Employees who are
not Executive Officers(2)            -0-                        -0-
_______________________________

(1) Does not include options already outstanding under Directors' Stock Option Plan as presently in effect. No additional shares remain available for options under the Plan at this time.

(2) Only nonemployee directors are eligible as participants under the Plan, none of whom are executive officers of the Company.

(3) Options are granted at market value at the time of the grant.

Summary of the Plan

    Participants. The Plan provides that nonemployee directors who are not employees of the Company or of any of its subsidiaries on the date of the grant of an option, and who have not within twelve months of such grant date been employees of the Company, or of any entity which at the time of such employment was a subsidiary of the Company, will on such grant date be participants under the Plan. On each of the grant dates from the inception of the Plan on January 24, 1989 through the most recent grant date, May 25, 1993, each of the Company's then four nonemployee directors were participants under the Plan. Since May 25, 1993, two additional nonemployee directors have been appointed to the Board. Currently, each of the Company's six nonemployee directors would qualify as a participant under the Plan. If the amendment to the plan is approved at the 1994 Annual Meeting and each of the current nonemployee directors (two of whom are nominees) remain in office, each such nonemployee director will be granted an option for 2,500 shares at the Board meeting immediately following the Annual
Meeting.

    Shares. The number of shares of common stock which may be subject to options under the Plan, as presently in effect, is an aggregate of 60,000 shares, all of which are presently subject to outstanding options, and, therefore, no additional options may be granted under the Plan other than options with respect to shares previously subject to an option which expires or is terminated following an optionee's termination of service as a director. The proposed amendment would make an additional 75,000 shares available for options under the Plan. The additional shares will be registered under the Securities Act of 1933 and listed on the New York Stock Exchange.

    The number of shares subject to options under the Plan is subject to adjustment in the event of any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of shares, or the payment of a stock dividend (but only on the capital stock), or any other increase or decrease in the number of shares effected without receipt of consideration by the Company.

    Options. In accordance with the terms of the Plan, as adopted and presently in effect, the Plan required the granting of options with respect to an aggregate of 12,000 shares on January 24, 1989, the date of approval of the Plan by the Board of Directors, and at the meeting of the Board immediately following the 1990
Annual Meeting of Shareholders and at each Board meeting immediately following each Annual Meeting of Shareholders thereafter during the term of the Plan, so that options with respect to all of the 60,000 shares subject to the Plan had been granted with the grant of options at the Board meeting immediately following the 1993 Annual Meeting of Shareholders. The options with respect to the 60,000 shares were divided equally among the four nonemployee directors in office on the grant dates; Robert N. Blackford, Clifford M. Hames, Herman
B. McManaway, and John B. Ellis, each of whom holds options for an aggregate of 15,000 shares.

    The proposed amendment would require the granting of additional options with respect to an aggregate of 75,000 shares. Options with respect to 15,000 of such shares would be granted at the Board meeting immediately following the 1994 Annual Meeting of Shareholders. A subsequent grant of options for an aggregate of 15,000 shares, or such lesser number of shares as shall remain available for options under the Plan, within the overall limitation that not more than 135,000 shares may be subject to options under the Plan, will be made at each Board meeting immediately following each Annual Meeting of Shareholders thereafter during the term of the Plan. The grant of options on each grant date shall be divided equally among the Plan participants under the Plan on that grant date.

    Each option under the Plan is exercisable, in whole or in part, on the date of the grant and will remain exercisable while the participant is a nonemployee director, for ten years from the date of the grant. In the event a participant shall cease to be a nonemployee director for any reason other than death, the participant's option may be exercised at any time within three months after termination of service as a nonemployee director or until the expiration of the option, whichever occurs first. In the event of a participant's death while a nonemployee director, or within three months after termination of service as a nonemployee director, the participant's option may be exercised by the executors or administrators of the participant, or by any person or persons who shall have acquired the option directly from the participant by bequest or inheritance, for a period of one year from the date of death of the participant, or until the expiration of the option, whichever first occurs.
During the lifetime of the participant, such participant's option shall be exercisable only by such participant and such option shall not be transferable by the participant other than by will or the laws of descent and distribution.
    The option price for options under the Plan must be 100 percent of the fair market value of the shares on the date of the grant of the option. For purposes of options under the Plan, the "fair market value" of the shares shall be deemed to be the highest closing price of the shares on the New York Stock Exchange on the day the option is granted, or if no sale of shares of the Company shall have been made on that day, on the next preceding day on which there is a sale of such shares.
The fair market value of the shares on April 14, 1994 was $29.00 per share.

    Payment of the option price upon exercise of options under the Plan may be in cash or with shares of common stock of the Company valued at fair market value, as defined above, determined as of the date of the exercise of the option.

    Amendment of the Plan. The Board of Directors may, from time to time, with respect to shares of common stock at the time not subject to options under the Plan, suspend, discontinue, revise or amend the Plan without approval of the shareholders, provided, however, no revision or amendment not approved by the shareholders shall change the number of shares subject to the Plan, extend the term of the Plan or the term of any option granted under the Plan, change the designation of the participants, the manner in which options are granted, or materially increase benefits under the Plan. The proposed amendment to the Plan, because it would increase the number of shares subject to the Plan and extend the term of the Plan, is subject to the approval of the shareholders.

    Administration of the Plan. The Plan is
administered by the Directors' Stock Option Plan
Committee which must consist of not less than three members of the Board who are not employees of the Company and who are "disinterested persons" as defined in Securities and Exchange Commission Rule 16b-3.
Members of the Committee, as nonemployee directors, are participants under the Plan. Currently, the members of the Committee are Robert N. Blackford, John B. Ellis and Herman B. McManaway. The Plan provides that the interpretation and construction of the Plan by the Committee shall be final unless otherwise determined by the Board. Administration, interpretation and construction of the Plan by the Committee is essentially administrative in nature as the Plan specifically identifies the participants, when and how grants of options are made, the duration of the options, the number of shares to be subject to options, the exercise price and other significant terms of the options.

    Federal Income Tax Consequences. The options are not "incentive stock options" as defined in Section
422A of the Internal Revenue Code and the favorable tax treatment accorded to incentive stock options under the Code is not available to holders of options under the Plan. Participants receiving options under the Plan will generally not be taxed upon the receipt of the options as such options will not have a readily ascertainable fair market value for federal income tax purposes because the options are not transferable.
Moreover, upon the exercise of an option under the Plan a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the exercise price under the option only if such participant timely files the written election described in Section 83(b) of the Code, because the participant is subject to Section
16(b) of the Securities Exchange Act of 1934. An 83(b) election must be filed in writing with the Internal
Revenue Service within 30 days of the date on which an option is exercised. A participant who exercises an option and does not file the 83(b) election will not realize income on the date of exercise of the option, but instead, will generally realize income six months later (at the time the Section 16(b) restrictions lapse) in an amount equal to the excess of the fair market value on such later date over the option price paid for the shares. At the time of any subsequent sale or other disposition of the shares acquired upon the exercise of an option, the shareholder will realize capital gain (or loss) equal to the difference between the amount received for the shares and the shareholder's basis in the shares. The shareholder's basis in the shares acquired upon the exercise of the option will be equal to the sum of the option price paid for the shares plus the amount of ordinary income
(or less the amount of any ordinary loss) recognized by the shareholder in connection with the exercise of the option. The gain or loss at the time of any such subsequent sale or other disposition will be long term or short term, depending upon the shareholder's holding period for the shares.

    The Company will not be entitled to a deduction for federal income tax purposes for the granting of any option under the Plan. The Company generally will be entitled to a deduction for federal income tax purposes when a participant realizes ordinary income as a result of exercising an option under the Plan in the same amount as the ordinary income realized by the participant.

    The foregoing is only a brief summary of the applicable federal income tax consequences with respect to options under the Plan and should not be relied upon as being complete.

Vote Required for Approval of the Amendment to the Directors' Stock Option Plan

    Approval of the amendment to the Directors' Stock
Option Plan for nonemployee directors requires the affirmative vote of the holders of at least a majority of the outstanding shares of common stock represented at and entitled to vote at the 1994 Annual Meeting.

    The Board of Directors recommends a vote FOR approval of the proposal to amend the Plan, and all proxies will be voted in favor thereof unless a contrary specification is made on the proxy by the shareholder.

APPROVAL OF THE STOCK AWARD PROVISIONS OF THE
SENIOR EXECUTIVES' LONG-TERM INCENTIVE BONUS PLAN
FOR FISCAL YEAR 1996

    Shareholders at the 1994 Annual Meeting of
Shareholders will also be asked to consider and act on approval of the stock award provisions of the senior executives' long-term incentive bonus plan for fiscal year 1996 approved by the Board of Directors on August
24, 1993. Under the terms of the plan the Chief
Executive Officer, President (previously Executive Vice
President and currently President), and Chief Financial
Officer of the Company will receive an incentive bonus if the Company achieves the required earnings per share during the three fiscal year period beginning with the Company's fiscal year ended January 28, 1994 and ending with the fiscal year to be ended January 26, 1996.

    Under the plan the participants would receive a bonus, depending upon the Company's earnings for the period, of from 25% to 100% of base salary for the final year of the three year period. The required levels of earnings for payments under the plan have been recommended by the Compensation Committee and approved by the Board of Directors to reward continued growth in the Company's earnings per share. The bonus, if any, earned under the plan would be paid 50% in cash and 50% in shares of common stock of the Company following the end of the 1996 fiscal year. The maximum amount of any bonus which might be paid under the plan, as estimated by management, would aggregate approximately $529,200 for the three participants as a group. The number of shares which might be issued under the plan would be the number of shares, at the then current fair market value, represented by 50% of the estimated maximum bonus amount.

    The benefits or amounts that will be received by or allocated under the plan are set forth in the following table:

                               NEW PLAN BENEFITS
                 Senior Executives' Long-Term Incentive Bonus Plan

                                Dollar Value                Number of
Name and Position                    ($)                     Shares

David H. Hughes
Chief Executive Officer           $70,667(1)                  ---(2)

A. Stewart Hall, Jr.
President                         $59,000(1)                  ---(2)

All Current Executive
Officers                          $165,000(1)                 ---(2)

All Current Directors
who are not Executive
Officers                          -0-                         -0-

All Employees who are
not Executive Officers            -0-                         -0-

(1) Benefits, if earned, will be determined over the three year period ending January 26, 1996 based upon minimum required earnings per share for the period and estimated base salary level for fiscal year of performance period. See "Executive Compensation and Other Information - Long-Term Incentive Plans - Awards in Last Fiscal Year" in this Proxy Statement. Figures shown in table above are amounts accrued for the fiscal year ended January 28, 1994.

(2) If the plan is approved by the shareholders, 50% of any award under the plan will be paid in shares of common stock of the Company at the current market value as of the end of the performance period. If the plan is not approved by the shareholders any award under the plan will be paid solely in cash.

    The shares, if any, to be issued under the plan will be registered under the Securities Act of 1933 if such registration is determined, in the opinion of management, to be required or advisable. The Company also intends to seek listing of any such shares on the New York Stock Exchange. Shareholder approval of the stock award provisions of the plan is a requirement for listing of such shares on the New York Stock Exchange.
In the event the shareholders do not approve the stock award provisions of the plan, the Board of Directors will amend the plan to provide that any bonus earned will be paid 100% in cash and no shares will be issued under the plan. Management of the Company believes that the stock award provision makes the plan a more effective incentive for improved performance by increasing the participant's proprietary interest in the Company and its long term prospects.

Vote Required for Approval of the Stock Award
Provisions of the Senior Executives Long-Term Incentive
Bonus Plan for Fiscal Year 1996.

    Approval of the stock award provisions of the senior executives long-term incentive bonus plan for fiscal year 1996 will require the affirmative vote of the holders of at least a majority of the shares represented and entitled to vote at the 1994 Annual
Meeting.

    The Board of Directors recommends a vote FOR approval of the stock award provisions of the senior executives long-term incentive bonus plan for fiscal year 1996, and all proxies will be voted in favor of thereof unless a contrary specification is made on the proxy by the shareholder.


APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO
INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    At the 1994 Annual Meeting shareholders will also vote upon approval of an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock to 20,000,000 shares. The authorized common capital stock of the Company presently consists of 10,000,000 shares of common stock, $1.00 par value per share, and 10,000,000 shares of preferred stock, no par value per share. As of March
25, 1994 there were 5,114,361 shares of the Company's common stock issued and outstanding and 655,758 shares reserved for issuance upon conversion of the Company's then outstanding 7% Convertible Subordinated Debentures due May 1, 2011 (the "Debentures") (called for redemption and convertible until April 7, 1994), and 1,120,551 shares reserved for issuance under stock option plans of the Company. None of the Company's preferred stock is outstanding.

    If the amendment to the Directors' Stock Option
Plan and the stock award provisions of the senior executives' long-term incentive bonus plan for fiscal year 1996, proposed for approval at the 1994 Annual
Meeting of Shareholders are approved, such plans will require, respectively, the reservation of 75,000 and 8,820 additional shares of common stock. Assuming conversion of all of the outstanding Debentures and shareholder approval of the amendment to the Directors'
Stock Option Plan and the stock award provisions of the bonus plan, the total authorized common stock remaining available for other purposes would be 3,025,510 shares.


    Whether or not all of such Debentures are converted into common stock, or either or both of the stock related plans are approved by the shareholders, management believes it is advisable to amend the Company's Articles of Incorporation to increase the number of authorized shares of common stock in order to have an adequate number of shares available for general corporate purposes. Historically, the Company has offered shares of its common stock for sale to raise additional capital, offered its shares as consideration for the acquisition of other companies, offered its shares under the Company's stock option plans, and made such shares available for grants under its other compensation plans. The Company does not presently propose any transaction which would require the offering or utilization any of the shares of common stock which would be authorized by the proposed amendment to the Articles of Incorporation.

    Shares of common stock of the Company are not subject to preemptive rights and, therefore, shareholders of the Company will not have preemptive rights to subscribe for the additional shares which would be authorized by the amendment to the Articles of Incorporation to be proposed for approval at the Annual
Meeting.

    The shares authorized by the amendment will be subject to issuance within the discretion of the Board of Directors for such consideration as the Board shall deem appropriate. Issuance of any additional shares by the Company would result in the dilution of the voting power and earnings per share, and, depending upon the consideration to be received for the shares, could result in a dilution of the book value per share.

    All of the currently outstanding shares are, and any additional shares which become outstanding will be, subject to the rights under the shareholder rights plan which was adopted by the Company on May 17, 1988. Under the plan, which was adopted to discourage unilateral actions by potential acquirers in the absence of negotiations with the Company's Board of Directors, one shareholder right for the purchase, under specified conditions, of certain securities of the Company is attached to each share of common stock. A further description of the plan is included in Note 7 of the Notes to Consolidated Financial Statements in the
Company's Annual Report to Shareholders which accompanies this Proxy Statement.

Vote Required for Approval of the Amendment to the Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock

    Approval of the amendment to the Articles of Incorporation to increase the number of authorized shares of common stock requires the affirmative vote of the holders of at least a majority of the outstanding shares of common stock entitled to vote at the 1994
Annual Meeting.

    The Board of Directors recommends a vote FOR approval of the amendment to the Articles of Incorporation to increase the number of authorized shares of common stock, and all proxies will be voted in favor thereof unless a contrary specification is made on the proxy by the shareholder.


OTHER BUSINESS

    Management knows of no business which will be presented for action at the meeting other than as set forth in this Proxy Statement, but if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy on such matters in accordance with their best judgment.


Shareholder Proposals

    Proposals of shareholders intended to be presented at the 1995 Annual Meeting of Shareholders must be received by the Company, for possible inclusion in the Company's Proxy Statement and form of proxy relating to that meeting, not later than January 6, 1995.
Shareholder proposals should be made in compliance with applicable legal requirements and be furnished to the President by certified mail, return receipt requested.



Independent Accountants

    The firm of Coopers & Lybrand served as the Company's independent auditors for the fiscal year ended January 28, 1994. Representatives of Coopers &
Lybrand are expected to be present at the Annual
Meeting of Shareholders, where they will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. The firm of Coopers & Lybrand was selected by the Board of Directors upon the recommendation of the Audit Committee of the Board during the fiscal year ended January 28, 1994, to serve as the Company's auditors for that fiscal year. As of the date of this Proxy Statement, the Company has not engaged its auditors for the fiscal year to be ended January 27, 1995.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY;
THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE
1994 ANNUAL MEETING IN PERSON ARE REQUESTED TO FILL IN,
SIGN AND RETURN THE PROXY FORM AS SOON AS POSSIBLE.


    By Order of the Board of Directors,


        Robert N. Blackford, Secretary
Orlando, Florida
April 18, 1994









HUGHES SUPPLY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS

         The undersigned shareholder of HUGHES SUPPLY, INC. (the "Company"), revoking previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 18, 1994, and hereby appoints DAVID H. HUGHES, ROBERT N.
BLACKFORD and VINCENT S. HUGHES, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and revocation, to attend the Annual Meeting of Shareholders of the Company to be held at Sun Bank
Center, Park Building, Sun Room, Third Floor, 200 South
Orange Avenue, Orlando, Florida, on Tuesday, May 24,
1994, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, with all powers the undersigned would possess if personally present. The undersigned authorizes and instructs said proxies to vote all of the shares of stock of the Company which the undersigned would be entitled to vote if personally present as follows:


(To be Signed on Reverse Side)

X

Please mark your votes as in this example.

FOR                          WITHHELD

FOR         AGAINST     ABSTAIN

1. Election of
    Directors

For, except vote withheld from the following nominee(s):

Class I (Term of Office will expire May, 1997)
Nominees:   Robert N. Blackford
        A. Stewart Hall, Jr.
        Russell V. Hughes
        Donald C. Martin

Class II (Term of Office will expire May, 1995)
Nominees:   John D. Baker II


2. Approval of Amendment to Directors' Stock Option
Plan


3. Approval of Stock Award Provisions of Senior
Executives' Long-Term Incentive Bonus Plan for Fiscal
Year 1996

4. Approval of Amendment to Articles of Incorporation to Increase Authorized shares of Common Stock



This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of each of the nominees as directors and for approval of items 2, 3 and 4 above.
The Board of Directors favors a vote FOR such election and FOR approval of each of such items.


SIGNATURE(S)___________________________________________
_________________________DATE________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.